SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 19, 2012, Walgreen Co. and Express Scripts, Inc. issued a joint press release announcing entry into a new multi-year agreement pursuant to which Walgreens will participate in the broadest Express Scripts retail pharmacy provider network available to Express Scripts clients as of September 15, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

We expect the impact of our new agreement with Express Scripts will be incremental over time after it becomes effective, particularly over the first several quarters after September 15, 2012. While we cannot predict with certainty which Express Scripts clients will choose to include us in their pharmacy networks as of and after September 15, 2012, we expect that our pharmacies will participate in the pharmacy networks of most clients for which Express Scripts serves as pharmacy benefit manager. Most of the patients we served in calendar 2011 who participated in a plan for which Express Scripts served as pharmacy benefit manager transitioned to another pharmacy after we exited the Express Scripts network on January 1, 2012. We expect to incur marketing and other costs in connection with efforts to regain former patients and attract new patients covered by plans for which we become a network pharmacy provider as a result of our agreement with Express Scripts.

Ultimately, the magnitude and timing of the impact on our financial results of rejoining the Express Scripts retail pharmacy provider network will depend on our ability to regain former patients and attract new patients covered by existing and new Express Scripts clients. Accordingly, we cannot predict with certainty what level of business we will achieve as a result of rejoining the Express Scripts retail pharmacy provider network in any particular future time period. We also intend to continue to pursue initiatives seeking to align our costs with anticipated business levels and requirements over time. Rejoining the Express Scripts retail pharmacy provider network is expected to positively affect our net sales, net earnings and cash flows over time relative to the levels we would otherwise achieve if we were not in the Express Scripts network and to mitigate the adverse effects related to our non-participation in the Express Scripts retail pharmacy provider network during the period from January 1, 2012 through September 14, 2012. We estimate that loss of pharmacy sales from Express Scripts clients and the marketing and other expenses related to our rejoining the Express Scripts retail pharmacy provider network will have an adverse effect on our net earnings per diluted share in the fourth quarter of fiscal 2012 that is generally comparable to that experienced in the third fiscal quarter, taking into account the timing of our rejoining the Express Scripts retail pharmacy provider network.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

99.1	Joint Press Release dated July 19, 2012

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “synergy”, “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including our ability to regain former patients and attract new patients from health plans sponsored by existing and new Express Scripts clients, changes in vendor, payer and customer relationships and terms, changes in network participation and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: July 19, 2012	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary